Exhibit 4.1

VECTOR GROUP LTD.
ACCOMMODATIONS ACQUISITION CORPORATION
AND EACH OF THE GUARANTORS PARTY HERETO
11% SENIOR SECURED NOTES DUE 2015

FIFTH SUPPLEMENTAL INDENTURE
Dated as of December 16, 2010
To
INDENTURE
Dated as of August 16, 2007
As supplemented by First Supplemental Indenture dated as of July 15, 2008,
Second Supplemental Indenture dated as of September 1, 2009,
Third Supplemental Indenture dated as of April 20, 2010 and
Fourth Supplemental Indenture dated as of December 3, 2010

U.S. BANK NATIONAL ASSOCIATION
as Trustee and as Collateral Agent

FIFTH SUPPLEMENTAL INDENTURE
     Fifth Supplemental Indenture (this “Fifth Supplemental Indenture”), dated as of December 16, 2010, among Accommodations Acquisition Corporation, a Delaware corporation (the “Guaranteeing Subsidiary”) and a subsidiary of Vector Group Ltd., a Delaware corporation (the “Company”), the Company, the Guarantors (as defined in the Base Indenture referred to herein) and U.S. Bank National Association, as Trustee and Collateral Agent (the “Trustee”).
WITNESSETH
     WHEREAS, the Company and the Guarantors have heretofore executed and delivered an Indenture, dated as of August 16, 2007 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of July 15, 2008 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated as of September 1, 2009 (the “Second Supplemental Indenture”), a Third Supplemental Indenture, dated as of April 20, 2010 (the “Third Supplemental Indenture”), and a Fourth Supplemental Indenture, dated as of December 3, 2010 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), providing for the issuance by the Company of its 11% Senior Secured Notes due 2015 (the “Notes”);
     WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Company, the Guarantors and the Trustee may amend the Indenture without the consent of any Holders of Notes to provide additional rights or benefits to the Holders of Notes;
     WHEREAS, amending the Indenture to include the Guaranteeing Subsidiary within the definition of “Guarantors” would provide additional rights and benefits to the Holders of Notes;
     WHEREAS, the Indenture requires that an entity that constitutes a Guarantor shall join the Company and the existing Guarantors in executing and delivering to the Trustee a supplemental indenture pursuant to which such entity shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Guaranteeing Subsidiary mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The rules of interpretation set forth in the Indenture shall be applied here as if set forth in full herein.
     2. Definition of Guarantors. The following definition of “Guarantors” is hereby amended by the addition of the bold language:
“Guarantors” means each of:
     (1) the Liggett Guarantors;

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     (2) the Domestic Subsidiaries of the Company on the date of this Base Indenture, other than the New Valley Subsidiaries, and Accommodations Acquisition Corporation, a Delaware corporation; and
     (3) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
     3. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.
     4. Miscellaneous Provisions.
     (a) The Trustee makes no undertaking or representation in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Fifth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.
     (b) On the date hereof, the Indenture shall be supplemented and amended in accordance herewith, and this Fifth Supplemental Indenture shall form part of the Indenture for all purposes, and the Holder of every Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Fifth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Fifth Supplemental Indenture.
     (c) This Fifth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture. The Indenture, as amended and supplemented by this Fifth Supplemental Indenture, shall be read, taken and construed as one and the same instrument and the all the provisions of the Indenture shall remain in full force and effect in accordance with the terms thereof and as amended and supplemented by this Fifth Supplemental Indenture.
     (d) THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
     (e) This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

COMPANY: VECTOR GROUP LTD.
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Vice President

GUARANTEEING SUBSIDIARY: ACCOMMODATIONS ACQUISITION CORPORATION
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Vice President

GUARANTORS: VGR HOLDING LLC
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Vice President

LIGGETT GROUP LLC
By:	/s/ John R. Long
	Name:	John R. Long
	Title:	Vice President

Fifth Supplemental Indenture Signature Page

LIGGETT VECTOR BRANDS INC.
By:	/s/ John R. Long
	Name:	John R. Long
	Title:	Vice President

VECTOR RESEARCH LLC
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Senior Vice President

VECTOR TOBACCO INC.
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Senior Vice President

LIGGETT & MYERS HOLDINGS INC.
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Vice President

LIGGETT & MYERS INC.
By:	/s/ John R. Long
	Name:	John R. Long
	Title:	Secretary

Fifth Supplemental Indenture Signature Page

100 MAPLE LLC
By:	/s/ John R. Long
	Name:	John R. Long
	Title:	Secretary

V.T. AVIATION LLC
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
	Title:	Vice President

VGR AVIATION LLC
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
	Title:	Vice President

EVE HOLDINGS INC.
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Vice President

Fifth Supplemental Indenture Signature Page

TRUSTEE AND COLLATERAL AGENT: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Assistant Vice President

Fifth Supplemental Indenture Signature Page